Exhibit 99.2

ELECTION FORM

IMPORTANT: You are receiving this Election Form in connection with the merger of Capital Pacific Bancorp with and into Pacific Continental Corporation.

In order to make an election with respect to the form of consideration you wish to receive in the merger, you must return an election form to the Exchange Agent by 5:00 p.m., Pacific time, on the fifth business day prior to the completion of the merger (subject to extension) (the “Election Deadline”). You are encouraged to return your Election Form as promptly as practicable. The actual Election Deadline is not currently known. Pacific Continental and Capital Pacific will announce the date of the Election Deadline at least five (5) business days prior to such deadline via (i) each of Pacific Continental’s and Capital Pacific’s website (www.therightbank.com and www.capitalpacificbank.com, respectively), and (ii) the filing by Pacific Continental of a Current Report on Form 8-K with the U.S. Securities and Exchange Commission.

Voluntary Corporate Action: COY PCBK

ELECTION FORM

The holders of the shares of common stock, without par value,

of

CAPITAL PACIFIC BANCORP

PLEASE RETURN IN THE ACCOMPANYING ENVELOPE OR

SEND BY OVERNIGHT DELIVERY

Mail or send by overnight delivery service this Election Form to the Exchange Agent at:

If delivering by mail: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	If delivering by courier: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Suite V 250 Royall Street Canton, MA 02021

For information, please contact Georgeson (the “Information Agent”) at:

Georgeson

480 Washington Blvd.

26th Floor

Jersey City, NJ 07310

Toll free: (888) 613-9988

Pursuant to the terms of the Agreement and Plan of Merger, dated as of November 19, 2014 (the “Merger Agreement”), by and among Pacific Continental Corporation (“Pacific Continental”), Pacific Continental Bank, Capital Pacific Bancorp (“Capital Pacific”) and Capital Pacific Bank, each Capital Pacific shareholder has the opportunity to elect to receive, as merger consideration for all shares of Capital Pacific common stock that he, she or it owns (1) 1.132 shares Pacific Continental common stock per share (a “Stock Election”), (2) $16.00 in cash per share (a “Cash Election”) or (3) $16.00 in cash with respect to 40% of the shareholder’s total number of shares owned and 1.132 shares of Pacific Continental common stock with respect to the shareholder’s remaining 60% of shares (a “Mixed Election”), subject to certain limits, proration and adjustment as applicable and as set forth in the Merger Agreement. The Merger Agreement contains allocation and proration provisions to ensure that the aggregate amount of cash that would be paid in the merger is equal to the Aggregate Cash Amount (as defined in the Merger Agreement). Accordingly, the preferences you may express in this Election Form with the respect to the kind of merger consideration you wish to receive may not be satisfied in full depending upon the preferences of other Capital Pacific Shareholders.

For a full discussion of the merger, the merger consideration and the effect of this election, see the Proxy Statement/Prospectus, dated January 20, 2015 (the “Proxy Statement/Prospectus”), a copy of which has been mailed to you under separate cover.

Submitting this election form does not constitute a vote on the merger or any other matter. Please do not return proxy materials to Computershare Trust Company.

DESCRIPTION OF SHARES OF CAPITAL PACIFIC COMMON STOCK

Name(s) and Address of Registered Holder(s) (Please correct details if incorrect or fill in, if blank) (Please ensure name(s) appear(s) exactly as on Certificate(s))	Certificate No(s).	Number of Shares

TOTAL SHARES

If the space provide above is inadequate, the name and address of registered holder(s), certificate number(s) and number of shares should be listed on a separate signed schedule affixed hereto.

Voluntary Corporate Action: COY PCBK

This Election Form must be RECEIVED by the exchange agent for the merger, Computershare Trust Company, N.A. (the “Exchange Agent” or “Computershare”), no later than the election deadline, which will be 5:00 p.m., Pacific time, on the fifth business day prior to the completion of the merger (subject to extension) (the “Election Deadline”). The actual Election Deadline is not currently known. Pacific Continental and Capital Pacific will announce the date of the Election Deadline at least five (5) business days prior to such deadline via (i) each of Pacific Continental’s and Capital Pacific’s website (www.therightbank.com and www.capitalpacificbank.com, respectively), and (ii) the filing by Pacific Continental of a Current Report on Form 8-K with the U.S. Securities and Exchange Commission. You are encouraged to return your Election Form as promptly as practicable. You may also obtain up-to-date information regarding the Election Deadline by calling the Information Agent (toll free) at (888) 613-9988.

This election governs the merger consideration that you, as a shareholder of Capital Pacific, will receive if the merger is consummated. This election may also affect the tax consequences of the merger to you. See the section of the Proxy Statement/Prospectus entitled “United States Federal Income Tax Consequences of the Merger.”

Voluntary Corporate Action: COY PCBK

Check the box below to make, with respect to all of your shares of Capital Pacific stock, (1) a Cash Election; (2) a Stock Election or (3) a Mixed Election. If no box is checked, your shares will be deemed No-Election Shares, as defined in the Merger Agreement and subject to the allocation and proration procedures set forth therein.

ELECTION

I hereby elect to receive the following as consideration for my shares of Capital Pacific common stock:

☐ CASH ELECTION

☐ STOCK ELECTION

☐ MIXED ELECTION (60% Stock / 40% Cash)

Your shares will be deemed NO-ELECTION SHARES if:

A.	You fail to make a valid election; or

B.	A completed Election Form is not actually received by the Exchange Agent by the Election Deadline.

FOR A DETAILED DESCRIPTION OF THE RESPECTIVE ELECTIONS AVAILABLE TO YOU, PLEASE REVIEW (i) THE PROXY STATEMENT/PROSPECTUS, (ii) THE MERGER AGREEMENT AND (iii) THE ACCOMPANYING INSTRUCTIONS. THE ELECTION IS EXPRESSLY SUBJECT TO THE TERMS OF THE PROXY STATEMENT/PROSPECTUS, THE MERGER AGREEMENT AND THE ACCOMPANYING INSTRUCTIONS.

To be effective, this Election Form must be properly completed, signed and delivered to the Exchange Agent prior to the Election Deadline. Do not send this document, your Letter of Transmittal or your Capital Pacific stock certificates to Capital Pacific or Pacific Continental. You will not actually receive your merger consideration until your Letter of Transmittal and Capital Pacific stock certificates are received and processed by the Exchange Agent, together with such other documents as the Exchange Agent may require. No interest will accrue on any cash consideration or any dividends on stock to be issued in the merger. Any merger consideration remaining unclaimed after six months will be returned to Pacific Continental, and thereafter, any Capital Pacific shareholders who have not properly tendered their shares in exchange for the merger consideration shall look only to Pacific Continental for such consideration, subject to any escheat, abandoned property or other applicable laws.

Voluntary Corporate Action: COY PCBK

The undersigned represent(s) that I (we) have full authority to make the election described above.

REGISTERED HOLDER(S) MUST SIGN IN THE BOX BELOW

SIGNATURE(S) REQUIRED

Signature of Registered Holder(s) or Agent

Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on stock certificate. If signature is by a trustee, executor, administrator, guardian, Attorney-in-fact, officer for a corporation in a fiduciary or representative capacity, or other person, please set forth full title.

Signature of Registered Holder

Signature of Additional Registered Holder(s), if any

Print Name(s) of Registered Holder(s)

Voluntary Corporate Action: COY PCBK

INSTRUCTIONS

(Please read carefully the instructions below)

1. Election Deadline: For any election contained herein to be considered, this Election Form, properly completed and signed, must be received by the exchange agent for the merger, Computershare Trust Company, N.A. (the “Exchange Agent” or “Computershare”), at the address set forth on the front of this Election Form no later than 5:00 P.M., Pacific time, on the fifth business day prior to the completion of the merger (or such other later date as Pacific Continental Corporation (“Pacific Continental”) and Capital Pacific Bancorp (“Capital Pacific”) agree) (the “Election Deadline”). The actual Election Deadline is not currently known. Pacific Continental and Capital Pacific will announce the date of the Election Deadline at least five (5) business days prior to such deadline via (i) each of Pacific Continental’s and Capital Pacific’s website (www.therightbank.com and www.capitalpacificbank.com, respectively), and (ii) the filing by Pacific Continental of a Current Report on Form 8-K with the U.S. Securities and Exchange Commission. You are encouraged to return your Election Form as promptly as practicable. Please note that to the extent you have traded shares of Capital Pacific common stock that have not settled by the Election Deadline, you may still make an election by delivering a Notice of Guaranteed Delivery.

You may obtain up-to-date information regarding the Election Deadline and copies of the Notice of Guaranteed Delivery by calling the Information Agent (toll free) at (888) 613-9988.

The Exchange Agent has the discretion to determine whether any Election Form is received on a timely basis and whether an Election has been properly completed.

2. Revocation or Change of Election Form: Any Election Form may be revoked or changed by written notice from the person submitting such form to the Exchange Agent, but to be effective such notice must be received by the Exchange Agent at or prior to the Election Deadline. The Exchange Agent will have discretion to determine whether any revocation or change is received on a timely basis and whether any such revocation or change has been properly made.

3. Termination of Merger Agreement: ALL ELECTION FORMS WILL BE VOID AND OF NO EFFECT IF THE MERGER AGREEMENT IS TERMINATED FOR ANY REASON.

4. Method of Delivery: Your Election Form must be sent or delivered to the Exchange Agent. Do not send them to Pacific Continental or Capital Pacific. Delivery will be deemed effective only when received. A return envelope is enclosed.

Voluntary Corporate Action: COY PCBK